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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 9, 2004 relating to the financial statements of Olympic Steel, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Selected Consolidated Financial Data" and "Summary Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Cleveland, Ohio
August 27, 2004